UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2025

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 502(f). On April 28, 2025, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (the “LTIP Cash Awards”) for the 2022-2024 cycle under the Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 19, 2025 proxy statement (the “Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 26 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. P. Feight	$5,180,000	$17,364,223
H. C. Schippers	$1,714,900	$6,769,242
C. M. Dozier	$708,000	$4,151,388
D. C. Siver	$744,000	$3,816,852
K. D. Baney	$558,600	$2,877,129

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

As permitted by SEC rules, the median employee utilized for 2024 is the same employee identified in 2023 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. For 2024, our last completed fiscal year:

(a)	The annual total compensation of PACCAR’s median employee (excluding Mr. Feight, our Chief Executive Officer) was $91,985;

(b)	The annual total compensation of our Chief Executive Officer was $17,364,223; and

(c)	The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 189 to 1.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders was held on April 29, 2025.

(b)	The following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of directors.

The following persons were elected to serve as directors with a term expiring in 2026:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	447,856,621	13,310,294	567,775	24,637,006
P. R. Breber	458,239,941	3,023,697	471,052	24,637,006
A. J. Carnwath	440,781,465	20,294,402	658,823	24,637,006
R. P. Feight	454,946,796	6,319,443	468,451	24,637,006
K. S. Hachigian	435,446,638	25,821,807	466,245	24,637,006
B. A. Hill	458,534,578	2,712,919	487,193	24,637,006
B. B. Hulit	457,972,345	3,258,678	503,667	24,637,006
C. A. Niekamp	459,326,476	1,959,837	448,377	24,637,006
J. M. Pigott	452,521,854	8,796,121	416,715	24,637,006
L. A. S. Pretti	458,109,478	3,107,935	517,277	24,637,006
G. Ramaswamy	458,161,182	3,074,973	498,535	24,637,006
M. A. Schulz	413,465,581	47,478,245	790,864	24,637,006

Item No. 2. Advisory resolution to approve executive compensation.

Item No. 2 received the affirmative vote of a majority of the shares outstanding and entitled to vote on this item at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
430,942,525	27,601,495	3,190,670	24,637,006

Item No. 3. Advisory vote on the ratification of independent auditors.

Item No. 3 received the affirmative vote of a majority of the shares present and entitled to vote on this item at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
465,210,981	20,495,035	665,680	0

Item No. 4. Stockholder proposal regarding a shareholder vote on excessive golden parachutes.

Item No. 4 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
145,604,574	311,616,163	4,513,953	24,637,006

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: May 2, 2025	By:	/s/ M. K. Walton
M. K. Walton Vice President and General Counsel